UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2014, Aspen Group, Inc. (the “Company”) amended the Company’s 2012 Equity Incentive Plan (the “Plan”) to increase the number of authorized shares under the Plan to 16.3 million.

In connection with the closing of the recent offering which was previously reported on a Form 8-K, the Company granted 2.6 million options (exercisable at $0.155 per share) to its Board of Directors. Of the options, 75% were granted to Mr. Michael Mathews and the remaining amount was granted in equal amounts to the remaining directors. The options vest in three equal annual increments with the first vesting date being one year from the grant date, subject to continued service as a director on each applicable vesting date. The options will become exercisable at such time as the Company increases its authorized common stock to 250,000,000 shares.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Amendment to the 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: September 5, 2014	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer